For the fiscal period ended (a)10/31/96
File number (c)811-3981

                          SUB-ITEM 77O
          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer:
     Lucent

2.   Date of Purchase:
     4/3/96

3.   Number of Securities Purchased:
     31,200

4.   Dollar Amount of Purchase:
     $842,400

5.   Price Per Unit:
     $27.00

6.   Name(s) of Underwriter(s)
     or Dealer(s) from whom Purchased:
     Morgan Stanley
     Goldman Sachs
     Merrill Lynch

7.   Other Underwriters in Syndicate:
     Bear, Stearns & Co. Inc.
     CS First Boston Corporation
     J.P. Morgan Securities Inc.
     PaineWebber Incorporated
     Advest, Inc.
     Arnhold & S. Bleichroeder, Inc.
     Robert W. Baird & Co. Incorporated
     M. R. Beal & Company
     Sanford C. Bernstein & Co., Inc.
     William Blair & Company, L.L.C.
     J.C. Bradford & Co.
     Alex. Brown & Sons Incorporated
     Cowen & Company
     Crowell, Weedon & Co.
     Dain Bosworth Incorporated
     Dean Witters Reynold Inc.
     Deutsche Morgan Grenfell/C.J. Lawrence Inc.
     Dillon, Read & Co. Inc.
     Donaldson,   Lufkin  &  Jenrette   Securities
Corporation
     A. G. Edwards & Sons, Inc.
     EVEREN Securities, Inc.
     Fahnestock & Co. Inc.
     First Manhattan Co.
     First of Michigan Corporation
     Furman Selz LLC
     Gabelli & Company, Inc.
     Gerard Klauer Mattison & Co., LLC
     Gruntal & Co., Incorporated
     Guzman & Company
     Hambrecht & Quist LLC
     Interstate/Johnson Lane Corporation
     Janney Montgomery Scott Inc.
     Edward D. Jones & Co., L.P.
     WR Lazard, Laidlaw & Luther
     Lazard Freres & Co. LLC
     Legg Mason Wood Walker, Incorporated